Exhibit 3.91

[SEAL]	ARTICLES OF INCORPORATION	APPROVED	Provided by:	JOSEPH H. HOGSETT
	State Form 4159 (R9/9-93)	&		Secretary of State
	Approved by State Board of Accounts 1992	FILED		Corporations Division
302 W. Washington St., Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2 x 11 inch white paper for inserts.			Indiana Code 23-1-21-2
	Filing requirements - present original and one copy to the address in the upper right corner of this form.			FILING FEE: $90.00

INDIANA SECRETARY OF STATE

ARTICLES OF INCORPORATION

Indicate the appropriate act

The undersigned, desiring to form a corporation (herein after referred to as “Corporation”) pursuant to the provisions of:

☒ Indiana Business Corporation Law	☐ Indiana Professional Corporation Act 1983

As amended, executes the following Articles of Incorporation:

ARTICLE I - NAME

Name of Corporation

REM–Indiana SILP, Inc.

(the name must contain the word “Corporation”, “Incorporated”, “Limited”, “Company” or an abbreviation of one of these words.)

ARTICLE II - REGISTERED OFFICE AND AGENT

Registered Agent: The name and street address of the Corporation’s Registered Agent and Registered Office for service of process are:

Name of Registered Agent

C T Corporation System

Address of Registered Office (street or building)	City		ZIP code
One North Capitol Avenue	Indianapolis	Indiana	46204

Principal Office: The post office address of the principal office of the Corporation is:

Post office address	City	State	ZIP code
6921 York Avenue South	Edina	MN	55435

ARTICLE III - AUTHORIZED SHARES

Number of shares:	authorized is 1,000 shares, all of which shall be shares of common stock, par value $.01 per share.
If there is more than one class of shares, shares with rights and preferences, list such information on “Exhibit A.”

ARTICLE IV - INCORPORATORS

(the name(s) and address(es) of the incorporators of the corporation)

NAME	NUMBER AND STREET OR BUILDING	CITY	STATE	ZIP CODE

Nancy G. Barber Walden	3400 City Center 33 South 6th Street	Minneapolis	MN	55402

See Exhibit A attached hereto and made a part hereof for additional provisions.

In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true.

this 6 day of July, 1994.

Signature	Printed name

/s/ Nancy G. Barber Walden	Nancy G. Barber Walden

Signature	Printed name

Signature	Printed name

This instrument was prepared by: (name)
Nancy G. Barber Walden

Address (number, street, city and state)	ZIP code
3400 City Center, 33 South Sixth Street, Minneapolis, Minnesota	55402

EXHIBIT A

TO

ARTICLES OF INCORPORATION
OF REM-INDIANA SILP, INC.

Article V

DIRECTORS

The names and addresses of the individuals who are to serve as the initial directors of the corporation are:

Thomas E. Miller	6921 York Avenue South,	Edina,	MN	55435
Craig R. Miller	6921 York Avenue South,	Edina,	MN	55435
Douglas V. Miller	6921 York Avenue South,	Edina,	MN	55435

Article VI

PRE-EMPTIVE RIGHTS

Shareholders shall have no rights pursuant to Section 23-1-27-1 of the Indiana Business Corporation Law, pre-emptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

Article VII

CUMULATIVE VOTING

Shareholders shall have no rights of cumulative voting.

[SEAL]	ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION	SUE ANNE GILROY SECRETARY OF STATE
	State Form 38333 (R8 / 12-96)	CORPORATIONS DIVISION
	Approved by State Board of Accounts 1995	302 W. Washington St., Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for inserts.	Indiana Code 23-1-38-1 et seq.
	Present original and two copies to address in upper right hand corner of this	Filing Fee: $30.00
Please TYPE or PRINT.

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF:

Name of Corporation	Date of incorporation
REM–Indiana SILP, Inc.	July 18, 1994

The undersigned officers of the above referenced Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of: (indicate appropriate act)

☒  Indiana Business Corporation Law                      ☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendments(s)

The exact text of Article(s) Article I of the Articles

(NOTE: If amending the name of corporation, write Article “I” in space above and write “The name of the Corporation is                  ,” below.)

The name of the Corporation is REM-Indiana Community Services II, Inc.

[SEAL]

ARTICLE II

Date of each amendment’s adoption:

April 7, 1999

ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval.  Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

☐ SECTION 1	This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☒ SECTION 2	The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

Shares entitled to vote.
Number of shares represented at the meeting.
Shares voted in favor.
Shares voted against.

B. Unanimous written consent executed on April 7, 1999 and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 7th day of April, 1999.

Signature of current officer or chairman of the board	Printed name of officer or chairman of the board

/s/ Thomas E. Miller	Thomas E. Miller

Signature’s title

President

[SEAL]	ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION	SUE ANNE GILROY SECRETARY OF STATE
	State Form 38333 (R8 / 12-96)	CORPORATIONS DIVISION
	Approved by State Board of Accounts 1995	302 W. Washington St., Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for inserts.	Indiana Code 23-1-38-1 et seq.
	Present original and two copies to address in upper right hand corner of this.	Filing Fee: $30.00
Please TYPE or PRINT.

[SEAL]

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF:

Name of Corporation	Date of incorporation
REM–Indiana Community Services II, Inc.	July 18, 1994

The undersigned officers of the above referenced Corporation (hereinafter referred to as the “Corporation”) existing pursuant to the provisions of: (indicate appropriate act)

☒  Indiana Business Corporation Law                      ☐ Indiana Professional Corporation Act of 1983

as amended (hereinafter referred to as the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

ARTICLE I Amendments(s)

The exact text of Article(s)  I of the Articles

(NOTE: If amending the name of corporation, write Article “I” in space above and write “The name of the Corporation is                  ,” below.)

The name of the Corporation is REM Indiana Community Services II, Inc.

[SEAL]

ARTICLE II

Date of each amendment’s adoption:

May 24, 2000, effective August 1, 2000

ARTICLE III Manner of Adoption and Vote

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval.  Because a name change requires shareholder approval.  Section 2 must be marked and either A or B completed.

☐ SECTION 1	This amendment was adopted by the Board of Directors or incorporators and shareholder action was not required.

☒ SECTION 2	The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B.)

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

Shares entitled to vote.
Number of shares represented at the meeting.
Shares voted in favor.
Shares voted against.

B. Unanimous written consent executed on May 24, 2000 and signed by all shareholders entitled to vote.

ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 12th day of July, 2000.

Signature of current officer or chairman of the board	Printed name of officer or chairman of the board

/s/ Craig R. Miller	Craig R. Miller

Signature’s title

Vice President

[SEAL]	NOTICE OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT (ALL CORPORATIONS) State Form 26276 (R5 / 4-95)	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for inserts.	Indiana Code 23-1-24-2 (for profit corporation)
	Present original and two (2) copies to address in upper right corner of this form.	Indiana Code 23-17-6-2 (non-profit corporation)
	Please TYPE or PRINT.	NO FILING FEE

Name of corporation		Date of incorporation
	REM Indiana Community Services II, Inc.		7/18/1994

Current registered office address (number and street, city, state, ZIP code)
8925 N. Meridian Street Suite 200 Indianapolis, IN 46260

New registered office address (number and street, city, state, ZIP code)
251 E Ohio St., Suite 1100, Indianapolis, IN 46204

Current registered agent (type or print name)
Steven Cook

New registered agent (type or print name)
C T Corporation System

STATEMENTS BY REGISTERED AGENT OR CORPORATION

This statement is a representation that the new registered agent has consented to the appointment as registered agent, or statement attached signed by registered agent giving consent to act as the new registered agent.

After the change or changes are made, the street address of this corporation’s registered agent and the address of its registered office will be identical.

The registered agent filing this statement of change of the registered agent’s business street address has notified the represented corporation in writing of the change, and the notification was manually signed or signed in facsimile.

IN WITNESS WHEREOF, the undersigned executes this notice and verifies, subject to the penalties of perjury, that the statements contained herein are true, this 23rd day of September, 2005.

Signature	Title
/s/ Christina Pak	Vice President